UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland	20706-4417
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

Item 8.01 is incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events.

On October 3, 2005, Lumistar, Inc. (the “Acquisition Subsidiary”), a newly-formed subsidiary of Real Time Logic, Inc. (“RT Logic”), a subsidiary of Integral Systems, Inc. (the “Company”), acquired substantially all of the assets of Lumistar, LLC (the “Seller”) relating to the Seller’s business of providing system level and board level telemetry acquisition products (the “Business”) pursuant to an Asset Purchase Agreement dated as of October 3, 2005 by and among the Company, RT Logic, the Acquisition Subsidiary, the Seller and certain members of the Seller. Total initial consideration paid to the Seller at the closing was $10,000,000, of which $5,000,000 was paid in cash and $5,000,000 paid in the form of the Company’s common stock. The Company’s common stock issued to the Seller at the closing was valued for this purpose at the average closing price per share of the Company’s common stock over the 30-day trading period ending on September 30, 2005, or approximately $22.23 per share. This resulted in the Company issuing to the Seller 224,931 shares of its common stock at the closing. The Seller is also entitled to contingent consideration payments based off of the Business’s pre-tax earnings for a period of up to four years after the closing.

The 224,931 shares of the Company’s common stock issued to the Seller at the closing were not registered under the Securities Act of 1933, as amended (the “Securities Act”), as the issuance was exempt from registration pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as a transaction not involving a public offering. The Company has agreed to file a registration statement to register the resale of these shares.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
99.1	Press Release dated October 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Date: October 6, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 6, 2005.